EXHIBIT 10.2

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (“Agreement”), made and entered into as of this 3rd day of November, 2010 by and between INNOVATIVE ENERGY SYSTEMS, INC. (hereafter IES) a Wyoming corporation located at 2710 Thomas Ave., Cheyenne, WY 82001, and BIO PULP WORKS, LLC (hereafter BIO) a Texas company located at 10221 Desert Sands, Suite 109, San Antonio, TX 78216.

ARTICLE I: GENERAL PROVISIONS

1.01 Business Purpose. The business of the Joint Venture shall be as follows: The Joint Venture shall be formed to implement the joint development of new products suggested by IES and/or to cultivate new markets introduced by IES for existing BIO Products.  The Joint Venture is not intended to cover existing products being sold in existing markets.

1.02 Term of the Agreement. This Joint Venture shall commence on the date first above written and shall continue in existence until terminated, liquidated, or dissolved by law or as hereinafter provided.

ARTICLE II: GENERAL DEFINITIONS

The following comprise the general definitions of terms utilized in this Agreement:

2.01 Affiliate. An affiliate of an entity is a person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control of such entity.

2.02 Capital Contribution(s). The capital contribution to the Joint Venture actually made by the parties, including property, cash and any additional capital contributions made.

2.03 Profits and Losses. Any income or loss of the Joint Venture for federal income tax purposes determined by the Joint Venture’s fiscal year, including, without limitation, each item or Joint Venture income, gain, loss or deduction.

ARTICLE III: OBLIGATIONS OF THE JOINT VENTURES

3.01 Obligations. The Parties to this Joint Venture shall jointly be responsible for all operations and decisions of the Joint Venture and will be compensated for providing various services as mutually agreed in a Joint Venture Operating Agreement to be developed subsequent to the signing of this Agreement. It is the intent of the Parties to this Joint Venture that the Joint Venture shall be separate and distinct from the corporate business activities of the respective Parties that operate outside the definition of Purpose set forth in this Agreement. Nothing in this Agreement shall be construed to give the Joint Venture Partners any interest in the current business relationships of revenue of BIO.

ARTICLE IV: ALLOCATIONS

4.01 Profits and Losses. Commencing on the date hereof and ending on the termination of the business of the Joint Venture, all profits, losses and other allocations to the Joint Venture shall be allocated as follows at the conclusion of each fiscal year: IES- 49%; BIO – 51%.

ARTICLE V: RIGHTS AND DUTIES OF THE JOINT VENTURERES

5.01 Business of the Joint Venture. The Joint Venture Partners, by through their voting representatives, shall have full, exclusive and complete authority and discretion in the management and control of the business of the Joint Venture. BIO shall have two votes on any matter to be decided by the Joint Venture other than the Amendment of this Agreement (which shall require the approval of all Parties) and IES shall have one vote on such matters.

ARTICLE VI: AGREEMENTS WITH THIRD PARTIES AND WITH AFFILIATES OF THE JOINT VENTURERS

6.01 Validity of Transactions. Affiliates of the parties to this agreement may be engaged to perform services for the Joint Venture. The validity of any transaction, agreement or payment involving the Joint Venture and any Affiliates of the parties to this Agreement otherwise permitted by the terms of this Agreement shall not be affected by reason of the relationship between them and such Affiliates or the approval of said transactions, agreement or payment.

6.02 Other Business of the Parties to this Agreement. The parties to this Agreement and their respective Affiliates may have interests in business other than the Joint Venture business. The Joint Venture shall not have the right to the income or proceeds derived from such other business interests and, even if they are competitive with the Partnership business, such business interests shall not be deemed wrongful or improper.

6.03 Assignment of Interest. IES shall have the right to sell or assign its interest in this Joint Venture without restriction or approval from any other Joint Venture Partner.

ARTICLE VII: FUNDING FOR THE JOINT VENTURE

7.01 Funding. IES shall contribute $10,000 per month for six months to the Joint Venture for operating capital ($60,000) and BIO shall contribute its knowledge and product development skills as consideration for this Joint Venture.

ARTICLE VIII: INDEMNIFICATION OF THE JOINT VENTURERES

8.01 Indemnification. The parties to this Agreement shall have no liability to the other for any loss suffered which arises out of any action or inaction if, in good faith, it is determined that such course of conduct was in the best interests of the Joint Venture an such course of conduct did not constitute negligence or misconduct.  The parties to this Agreement shall each be indemnified by the other against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Joint Venture.

ARTICLE IX: DISSOLUTION

9.01 Events of the Joint Venturers. The Joint Venture shall be dissolved upon the happening of any of the following events: (a) The adjudication of bankruptcy, filing of a petition pursuant to a Chapter of the Federal Bankruptcy Act, withdrawal, removal or insolvency of either of the parties. (b) The sale of other disposition, not including an exchange of all, or substantially all, of the Joint Venture assets. (c) Mutual agreement of the parties.

9.02 Failure to Act in Good Faith.  IES has the right to cease Capital Contributions under this Agreement if in its sole discretion BIO is not acting in good faith per its obligations under this Agreement.

9.03 Dissolution Agreement.  Should a dissolution occur, the parties agree to negotiate an enter into an agreement regarding dissolution of the Joint Venture operations, products and markets.

ARTICLE X:  MISCELLANEOUS PROVISIONS

10.01 Books and Records. The Joint Venture shall keep adequate books and records at its place of business, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Joint Venture.

10.02 Validity.  In the event that any provisions of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

10.03 Integrated Agreement.   This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions or warranties among the parties other than those set forth herein provided for.

10.04 Headings. The headings, titles and subtitles used in this Agreement are for ease of reference only and shall not control or affect the meaning or construction of any provision hereof.

10.05 Notices.  Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the parties at their respective addresses set forth in this Agreement or at such other addresses as may be subsequently specified by written notice.

10.06 Applicable Law and Venue.  This Agreement shall be construed and enforced under the laws of the State of Texas.

10.07 Other Instruments.  The parties hereto covenant and agree that they will execute each such other and further instruments and documents as are or may become reasonable necessary or convenient to effectuate and carry out the purposes of the Agreement.

IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Signed, sealed and delivered by:

INNOVATIVE ENERGY SYSTEMS, INC.

By:	/s/ Tommy Cloud
TOMMY CLOUD, President

BIO PULP WORKS, LLC.

By:	/s/ Jack R. Terrazas
JACK R. TERRAZAS, CEO